UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 27, 2005

NEWPORT INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73061 El Paseo, Suite 202, Palm Desert, CA 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on previously issued Financial Statements or a related Audit Report or Completed Interim Review.

As a result of a normal periodic review of its financial statements by the staff of the Securities and Exchange Commission, and after reviewing certain accounting principles we have applied in previously issued financial statements, management has determined, on September 27, 2005, that the Company’s restricted investment in marketable securities should have been classified as an asset. Previously, the Company presented its restricted investment in marketable securities as an element of the stockholders’ deficit. Consequently, management is restating its annual financial statements as of December 31, 2004 and for the year then ended as well as its interim financial statements as of March 31, 2005 and June 30, 2005 and for the interim periods then ended. The change in presentation of the Company’s restricted investment in marketable securities has the effect to increase the assets and decrease the stockholders’ deficit by $912,501 and$795,311 as of December 31, 2004, March 31, 2005, and June 30, 2005, respectively.

The change in presentation of the Company’s restricted investment in marketable securities does not have any impact on the Company’s consolidated statement of operations, earnings per share, and consolidated statement of cash flows for the year ended December 31,2004 and the interim periods ended March 31, and June 30, 2005.

The Company’s President and Chief Executive Officer discussed with the Company’s independent accountant the matters described and the Company’s subsequent filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT INTERNATIONAL GROUP, INC.

By: /s/ Cery Perle

Cery Perle

President and CEO

DATED:  September 29, 2005